Exhibit 99.1
-END-
Contacts:
Dolph

Baker,

Chairman

and

CEO
Max

P.

Bowman,

Vice

President

and

CFO
(601)

948-6813
Cal-Maine Foods Announces Publication of 2021 Sustainability Report
RIDGELAND,

Miss.--(BUSINESS

WIRE)—Aug

10,

2022--Cal-Maine

Foods,

Inc.

(NASDAQ:

CALM)

today

released
Our Sustainable Cornerstone
,

which

outlines

the

Company’s

sustainability

progress

in

fiscal

year

2021.

The

report
highlights

the

Company’s

robust

worker

health

and

safety

protocols,

strong

food

safety

outcomes,

animal

welfare
certifications

and

ongoing

community

support.

The

Company

also

releases

the

results

of

its

first

materiality
assessment,

among

other

corporate

governance

achievements.
“Cal-Maine

Foods’

commitment

to

sustainability

extends

to

our

colleagues,

customers,

the

environment,

the
animals

in

our

care

and

our

communities,”

said

Dolph

Baker,

chairman

and

chief

executive

officer

of

Cal-Maine
Foods,

Inc.

“In

this

sustainability

update,

we

provide

a

discussion

of

enterprise

values

and

operating

protocols

that
help

stakeholders

better

understand

our

mission

to

continue

to

serve

as

the

most

sustainable

and

reliable

supplier
of

high-quality

fresh

eggs

and

egg

products

in

the

United

States.”
The

report

may

be

found

on

the

Company’s

website,

calmainefoods.com/investors/sustainability-reports.
Cal-Maine Foods,

Inc. is

primarily

engaged in

the production,

grading, packing,

marketing and

distribution of

fresh shell
eggs,

including

conventional,

cage-free,

organic,

brown,

free-range,

pasture-raised

and

nutritionally

enhanced

eggs.

The
Company, which is headquartered in Ridgeland,

Mississippi, is the largest producer and

distributor of fresh shell eggs

in the
United States

and sells

the majority

of its

shell eggs

in states

across the

southwestern, southeastern,

mid-western and

mid-
Atlantic regions of the United States.